SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2006

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815
(Address of principal executive offices)

Registrant's telephone number, including area code: (607) 337-2265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective November 10, 2006, the Board of Directors of NBT Bancorp Inc. (“NBT”) increased the number of members constituting the Board from 16 to 17 and appointed Robert A. Wadsworth as a director to fill the newly created vacancy. Mr. Wadsworth will serve as a member of the class of directors whose term expires at the 2007 annual meeting of shareholders.

As a non-employee member of the Board, Mr. Wadsworth will be entitled to the director compensation set forth in the Description of Arrangements for Director Fees, a copy of which was filed as Exhibit 10.26 to NBT’s Form 10-K filed on March 15, 2006 and which is incorporated herein by reference. With respect to the annual retainer, annual stock option and annual deferred stock option awards, Mr. Wadsworth will receive partial amounts as follows: (1) annual retainer equal to (i) $2,500 in cash and (ii) 207 shares of restricted stock, with vesting to occur in three equal annual installments; (2) deferred common stock award of 200 shares, 100% of which will vest upon retirement or resignation; and (3) stock option to purchase 500 shares of common stock, 40% of which will vest after one year of service and the remaining 60% which will vest in equal annual installments during years 2-4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: November 14, 2006	By:	/s/ Michael J. Chewens
Michael J. Chewens
Senior Executive Vice President, Chief Financial Officer and Secretary